EXHIBIT 99.2

8229 Boone Boulevard, Suite 802 Vienna, VA 22182. USA Telephone (703) 506-9460 www.cel-sci.com	COMPANY CONTACT: Gavin de Windt CEL-SCI Corporation (703) 506-9460

CEL-SCI ANNOUNCES CLOSING OF $10.8 MILLION OFFERING

Vienna, Virginia – July 29, 2024 — CEL-SCI Corporation (“CEL-SCI” or the “Company”) (NYSE American: CVM), a cancer immunotherapy company, today announced the closing of its previously announced best-efforts offering of 10,845,000 shares of its common stock (or pre-funded warrants (“Pre-Funded Warrants”) in lieu thereof). Each share of common stock (or Pre-Funded Warrant) was sold at an offering price of $1.00 per share (inclusive of the Pre-Funded Warrant exercise price), for gross proceeds of $10,845,000, before deducting placement agent fees and other offering expenses. All the shares and Pre-Funded Warrants in the offering were offered by the Company.

The Company intends to use the net proceeds from the offering to fund the continued development of Multikine, general corporate purposes, and working capital.

ThinkEquity acted as sole placement agent for the offering.

The securities were offered and sold pursuant to the Company’s currently effective shelf registration statement on Form S-3 (File No. 333-265995), including a base prospectus, filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 1, 2022 and declared effective on July 15, 2022.  The offering was made by means of a prospectus supplement and prospectus which have been filed with the SEC and available on the SEC’s website at www.sec.gov. You should read the applicable prospectus supplement and prospectus for more complete information about the Company and the offering. You may obtain these documents free of charge by visiting the SEC website at www.sec.gov. Alternatively, you may obtain copies by contacting ThinkEquity, 17 State Street, 41st Floor, New York, New York 10004.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About CEL-SCI Corporation

CEL-SCI is a clinical-stage biotechnology company focused on finding the best way to activate the immune system to fight cancer and infectious diseases. The Company’s lead investigational therapy Multikine completed a pivotal Phase 3 clinical trial involving head and neck cancer, for which the Company has received Orphan Drug Status from the FDA. The Company will be commencing a confirmatory trial for Multikine, with enrollment expected to begin in Q4 2024. The Company has operations in Vienna, Virginia, and near Baltimore, Maryland. https://cel-sci.com/

--more--

CEL-SCI Corporation

July 29, 2024

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this press release, the words "intends," "believes," "anticipated," "plans" and "expects," and similar expressions, are intended to identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Such statements include, but are not limited to, statements about the use of proceeds of the offering. Factors that could cause or contribute to such differences include an inability to duplicate the clinical results demonstrated in clinical studies, timely development of any potential products that can be shown to be safe and effective, receiving necessary regulatory approvals, difficulties in manufacturing any of the Company's potential products, inability to raise the necessary capital and the risk factors set forth from time to time in CEL-SCI's filings with the Securities and Exchange Commission, including but not limited to its report on Form 10-K for the year ended September 30, 2023. The Company undertakes no obligation to publicly release the result of any revision to these forward-looking statements which may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

* Multikine (Leukocyte Interleukin, Injection) is the trademark that CEL-SCI has registered for this investigational therapy. This proprietary name is subject to FDA review in connection with the Company's future anticipated regulatory submission for approval. Multikine has not been licensed or approved for sale, barter or exchange by the FDA or any other regulatory agency. Similarly, its safety or efficacy has not been established for any use.